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                                                            EXHIBIT NO. 99.1(e)

                              MFS SERIES TRUST IX

                           CERTIFICATION OF AMENDMENT
                          TO THE DECLARATION OF TRUST

                         ESTABLISHMENT AND DESIGNATION
                                   OF CLASSES

         Pursuant to Sections 6.9 and 9.3 of the Amended and Restated Declaration of Trust dated December 16, 2004, as amended (the "Declaration"), of MFS Series Trust IX, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby divide the shares of MFS Research Bond Fund, a series of the Trust, to create an additional class of shares, within the meaning of Section 6.10, as follows:

         1. The additional class of Shares is designated "Class W Shares";

         2. Class W Shares shall be entitled to all the rights and preferences accorded to shares under the Declaration;

         3. The purchase price of Class W Shares, the method of determination of the net asset value of Class W Shares, the price, terms and manner of redemption of Class W Shares, and relative dividend rights of holders of Class W Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended;

         4. Class W Shares shall vote together as a single class except that shares of a class may vote separately on matters affecting only that class and shares of a class not affected by a matter will not vote on that matter; and

         5. A class of shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.
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         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 22nd day of February, 2006 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.
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ROBERT E. BUTLER
------------------------------                ------------------------------
Robert E. Butler                              Robert J. Manning
804 W. Park Avenue                            13 Rockyledge Road
State College PA  16803                       Swampscott MA  01907


LAWRENCE H. COHN                              LAWRENCE T. PERERA
------------------------------                ------------------------------
Lawrence H. Cohn                              Lawrence T. Perera
45 Singletree Road                            18 Marlborough Street
Chestnut Hill MA  02467                       Boston MA  02116


DAVID H. GUNNING                              ROBERT C. POZEN
------------------------------                ------------------------------
David H. Gunning                              Robert C. Pozen
2571 N. Park Blvd.                            9 Arlington Street
Cleveland Heights OH  44106                   Boston MA 02116


WILLIAM R. GUTOW                              J. DALE SHERRATT
------------------------------                ------------------------------
William R. Gutow                              J. Dale Sherratt
3 Rue Dulac                                   86 Farm Road
Dallas TX  75230                              Sherborn MA  01770


MICHAEL HEGARTY                               LAURIE J. THOMSEN
------------------------------                ------------------------------
Michael Hegarty                               Laurie J. Thomsen
177 Old Briarcliff Road                       235 Nashawtuc Road
Briarcliff Manor NY  10510                    Concord MA 01742


J. ATWOOD IVES                                ROBERT W. UEK
------------------------------                ------------------------------
J. Atwood Ives                                Robert W. Uek
17 West Cedar Street                          536 Tierra Mar Lane
Boston MA  02108                              Naples FL  34108



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Amy B. Lane
9716 S.E. Sandpine Lane
Hobe Sound FL  33455